Exhibit 99.01

Golfsmith Announces First Quarter 2012 Earnings Results

AUSTIN, May 15, 2012 — Golfsmith International Holdings, Inc., (NASDAQ: GOLF) today announced financial results for the first quarter of fiscal 2012 ended March 31, 2012.

First Quarter Highlights

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Net revenues increased 11.0% to $90.5 million as compared to $81.5 million in the first quarter of fiscal 2011. The increase was driven by a comparable store sales increased 8.5% and five new store openings since the end of the first quarter fiscal 2011, partially offset by a 4.7% decrease in the direct-to-consumer-channel.

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Operating loss totaled $4.9 million as compared to a loss of $3.3 million in the first quarter of fiscal 2011. The first quarter of fiscal 2012 includes $0.4 million in lease termination charges, $0.2 million in severance for a former executive and 0.2 million in legal and other expenses related to our recently announced merger with Golf Town U.S.A. Holdings, Inc. (“Golf Town”), as described below. Net loss for the first quarter of fiscal 2012 totaled $3.6 million or $0.22 per share. This compares to a net loss of $3.1 million or $0.19 per share for the first quarter of fiscal 2011. Excluding unusual charges, the Company’s net loss for the first quarter of fiscal 2012 was $3.1 million, or $0.19 per share, as compared to $3.1 million, or $0.19 per share, for the first quarter of fiscal 2011.

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Store pre-opening expenses were $1.2 million and $0.3 million in each of the three-month periods ended March 31, 2012 and April 2, 2011, respectively. Fiscal 2012 reflects occupancy charges primarily related to ten new stores, three of which opened in the current quarter, one store relocation and two additional relocations which are scheduled to occur later in the year. The previous year consists primarily of occupancy charges related to three new store openings in fiscal 2011.

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The Company ended the first quarter with $54.3 million of outstanding borrowings under its credit facility with borrowing availability of $35.7 million. This compares to $42.9 million of outstanding borrowings under its credit facility with borrowing availability of $34.7 million at April 2, 2011.

•	As of March 31, 2012, total inventory was $123.6 million as compared to $98.9 million at April 2, 2011. Comparable average store inventory increased approximately 11.2%.

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During the three months ended March 31, 2012, the Company opened three new stores in three new markets and relocated its Walnut Creek location as part of a plan to open ten new stores and relocate four existing retail sites in 2012.

Martin Hanaka, Chairman and Chief Executive Officer of Golfsmith, commented, “We saw momentum in our business accelerate during the first quarter as we benefitted from favorable weather, as well as continued execution on our operational initiatives. We are also very pleased with the performance of our new experiential stores all of which had strong openings. Finally, we were excited to announce our partnership with Golf Town, as we believe this union will provide the strategic and capital support to maximize Golfsmith’s growth potential.”

Merger Agreement

The Company announced on Monday, May 14th that it has signed a definitive merger agreement with Golf Town pursuant to which holders of the outstanding shares of the Company’s common stock at the effective time of the merger will receive $6.10 per share in cash. The closing of the acquisition, which is subject to limited closing conditions, including regulatory approvals, is expected to occur in the third quarter of 2012. The transaction is not subject to a financing condition. The boards of directors of both Golf Town and Golfsmith have approved the transaction; in Golfsmith’s case, following the approval and recommendation by a transaction committee of independent directors. Atlantic Equity Partners III, L.P. and certain officers of Golfsmith, holding collectively a majority of Golfsmith’s outstanding shares of common stock, have executed a written consent approving the transaction and the transaction is not subject to further stockholder approval. Golf Town, owned by OMERS Private Equity, currently operates 54 stores across Canada, as well as 7 stores in the greater Boston area. The acquisition of Golfsmith, with 85 stores in the United States, will result in the world’s largest specialty golf retailer.

Conference Call Information:

The Company will host a conference call today, May 15th, at 9:00 a.m. (Eastern Standard Time) to discuss the first quarter 2012 financial results. The call will be simulcast over the Internet at https://investors.golfsmith.com. A replay will be available for 30 days following the call at the aforementioned website. Telephone replays can be accessed for one month following the call by dialing 877-870-5176 (U.S.) or 858-384-5517 (international) and entering pass code 5747275.

About Golfsmith

Golfsmith International Holdings, Inc. (NASDAQ: GOLF), has been in business for over 40 years and is a specialty retailer of golf equipment and related apparel and accessories. The company operates as an integrated multi-channel retailer, offering its customers the convenience of shopping in 85 retail locations across the United States, through its Internet site and from its assortment of catalogs. Golfsmith offers an extensive product selection that features premier branded merchandise, as well as its proprietary products, clubmaking components and pre-owned clubs. For further information visit: www.golfsmith.com.

Cautionary Language

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including with respect to the expected completion of the transaction and expected growth of the combined business. These forward-looking statements are based on our beliefs, assumptions, and expectations of future events, taking into account the information currently available to us. These statements may include, among others, expectations for completing the transaction, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of future store openings, store remodels and capital expenditures, the likelihood of our success in expanding our business, financing plans, working capital needs and sources of liquidity. The words “may,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “potential,” “target,” “project,” “intend,” and similar statements are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition we express or imply in any forward-looking statements. We note these factors pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this press release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations inquires:

ICR, Inc.

Jean Fontana

203-682-8200

www.icrinc.com

Lynn Luczkowski

Media Relations

Lynn@L2comm.biz

860-313-1426

Golfsmith International Holdings, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	March 31,	April 2,
	2012	2011
	(unaudited)
Net revenues	$90,456,068	$81,515,037
Cost of products sold	60,135,314	54,097,281

Gross profit	30,320,754	27,417,756

Selling, general and administrative	33,639,844	30,451,510
Store pre-opening expenses	1,188,429	307,471
Lease termination charges	426,060	—

Total operating expenses	35,254,333	30,758,981

Operating loss	(4,933,579)	(3,341,225)

Interest expense	461,258	444,968
Other income (expense), net	72,387	43,265

Loss before income taxes	(5,322,450)	(3,742,928)

Income tax benefit	1,674,823	629,762

Net loss	$(3,647,627)	$(3,113,166)

Net loss per common share:
Basic	$(0.22)	$(0.19)
Diluted	$(0.22)	$(0.19)

Weighted average number of common shares outstanding:
Basic	16,302,557	16,261,033
Diluted	16,302,557	16,261,033

Golfsmith International Holdings, Inc.

Consolidated Balance Sheets

	March 31,	April 2,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash	$8,694,616	$547,119
Receivables, net of allowances	3,699,140	2,663,238
Inventories	123,551,231	98,926,130
Prepaid expenses and other current assets	14,954,197	9,172,696

Total current assets	150,899,184	111,309,183

Property and equipment, net	66,806,279	60,754,413
Intangible assets, net	27,022,251	25,426,094
Other long-term assets	964,160	2,520,635

Total assets	$245,691,874	$200,010,325

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$91,465,513	$60,590,238
Accrued expenses and other current liabilities	20,215,788	19,221,776

Total current liabilities	111,681,301	79,812,014

Deferred rent liabilities	18,640,692	16,804,339
Long-term debt	54,316,126	42,861,830

Total liabilities	184,638,119	139,478,183

Total stockholders’ equity	61,053,755	60,532,142

Total liabilities and stockholders’ equity	$245,691,874	$200,010,325